UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CITADEL BROADCASTING CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on 5/19/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice of Annual Meeting and Proxy Statement / Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 5/5/08.

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CITADEL BROADCASTING CORPORATION
Vote In Person
CITADEL BROADCASTING CORPORATION 7201 WEST LAKE MEAD BLVD. SUITE 400 LAS VEGAS, NV 89128

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. This notice serves as your admission ticket. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Please refer to the proposals and follow the instructions.

Meeting Location

The Annual Meeting for holders as of 3/20/08

is to be held on 5/19/08 at 8:00 a.m. ET

at:      JPMorgan Chase Conference Center

270 Park Avenue

11th Floor

Room C

New York, NY 10017

This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If you plan on attending the Annual Meeting in person, please bring in addition to this ticket, a proper form of identification. If shares are held in the name of a broker, trust, bank or other nominee, you should bring with you a statement, proxy or a letter from the broker, trustee, bank or nominee confirming your beneficial ownership or the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For the safety of attendees, all bags and packages are subject to inspection. Your compliance is appreciated.

Directions to the JP Morgan Chase Conference Center:

The JP Morgan Chase Conference Center is located at 270 Park Ave., between 47th and 48th Sts.

From the Triboro Bridge: Take FDR Drive South to Exit 10, 49th St. Proceed up 49th St. to Park Ave. Turn left on Park Ave. and proceed to the block between 47th and 48th Sts.

From the George Washington Bridge: Take West Side Highway South to 57th St. Turn South on 11th Ave. Turn onto 50th St. Turn right on Park Ave. and proceed to the block between 47th and 48th Sts.

From the Lincoln Tunnel: Exit the tunnel and turn right on 42nd St. to 10th Ave. Turn left on 10th Ave. to 50th St. Turn right on 50th St. Turn right on Park Ave. and proceed to the block between 47th and 48th Sts.

From LaGuardia Airport: Upon exiting the airport, follow signs for Grand Central Parkway (“GCP”)West. Take GCP West to the Triboro Bridge into Manhattan. Follow the above directions from the Triboro Bridge.

From JFK Airport: Upon exiting airport, follow signs for Van Wyck Expressway (“VWE”) North. Follow VWE North to Long Island Expressway (“LIE”) West. Take LIE West to Queens/Midtown Tunnel. Once through tunnel, turn right onto Park Ave. and proceed to the block between 47th and 48th Sts.

From Newark Airport: Upon exiting the airport, follow signs for New Jersey Turnpike (“NJT”)North. From NJT North, follow signs for Lincoln Tunnel. Follow above directions from Lincoln Tunnel.

Voting items

A. Election of Directors-

The Board of Directors recommends a vote FOR the

listed nominees.

1.	Class II Nominees:

01)	Michael J. Regan
02)	Thomas V. Reifenheiser
03)	Herbert J. Siegel

B. Vote On Proposal-

The Board of Directors recommends a vote FOR Item 2.

2.	The ratification of the appointment of Deloitte & Touche LLP to serve as independent registered public accountants for the year ending December 31, 2008

C. Other-

3.	To provide Farid Suleman and Jacquelyn J. Orr with discretionary authority to act upon such other matters as may properly come before the meeting.